Exhibit 23.2


                  CONSENT OF INDEPENDENT CERTIFIED ACCOUNTANTS

We hereby consent to the use in this Form S-8 Registration Statement of Electronic Sensor Technology, Inc. of our report dated March 31, 2005, relating to the financial statements of Electronic Sensor Technology, L.P. as of and for the years ended December 31, 2004 and 2003 which is incorporated by reference into such Form S-8.


/s/ "Sherb & Co., LLP"
Sherb & Co., LLP
Certified Public Accountants


New York, New York

June 16 2005